AMENDMENT TO
CINCINNATI BELL PENSION PLAN
The Cincinnati Bell Pension Plan (the “Plan”) is hereby amended, effective as of January 1, 2009 and in order to clarify certain of the Plan’s provisions that set forth the funding-based limits of section 436 of the Internal Revenue Code and section 206(g) of the Employee Retirement Income Security Act in the following respects.
1.    For clarity, Subsection 21.2.3 of the Plan is amended in its entirety to read as follows.
21.2.3    If the provisions of Sections 21.4 and 21.5 below require that, during any period that occurs in a subject Plan Year, the Plan’s adjusted funding target attainment percentage for such subject Plan Year is considered to be 60% or more but less than 80% (such period being referred to in this Subsection 21.2.3 as the “subject period”), then the following paragraphs of this Subsection 21.2.3 shall apply.
(a)    A Participant (or a beneficiary of a deceased Participant) may not elect an optional form of benefit that includes a prohibited payment, and the Plan shall not pay any prohibited payment, in connection with a vested Plan benefit that has a start date that falls in the subject period (for purposes of this paragraph (a), the “initial start date”) unless the present value (determined as of the initial start date and in accordance with the actuarial assumptions reflected in Code section 417(e)(3), as applied under the Plan) of the portion of such benefit that is being paid in a prohibited payment does not exceed the lesser of (1) 50% of the present value (determined as of the initial start date and in accordance with the actuarial assumptions reflected in Code section 417(e)(3), as applied under the Plan) of the benefit or (2) 100% of the PBGC maximum guarantee amount (determined as of the initial start date).
(i)    For purposes of this paragraph (a), the portion of the benefit that is being paid in a prohibited payment shall be determined under Treasury Regulations section 1.436-1(d)(3)(iii)(B) and generally refers to the excess of each payment of the benefit over the smallest payment, including a payment of $0, that is made after the benefit’s start date and during the Participant’s lifetime (or, if the benefit paid under the Plan with respect to the Participant reflects only a death benefit payable to his beneficiary, during the beneficiary’s lifetime) under the optional form of benefit.
(ii)    Further, and notwithstanding the foregoing provisions of this paragraph (a), if a prohibited payment applies to a benefit of a Participant (or his beneficiary) by reason of Subsection 21.2.5(a)(ii) or (iii) below, the present value of the Participant’s Accrued Benefit shall be substituted for the present value of the benefit payable in the optional form of benefit that includes the prohibited payment in the foregoing provisions of this paragraph (a).

(b)    If a Participant (or his beneficiary under the Plan) requests, with respect to a vested Plan benefit (for purposes of this paragraph (b), the “subject benefit”) that becomes payable to the Participant (or his beneficiary) as of a certain start date that occurs in the subject period (for purposes of this paragraph (b), the “initial start date”), an optional form of payment (that is paid or begins to be paid as of the initial start date) that is not available because of the provisions of paragraph (a) immediately above (for purposes of this paragraph (b), the “prohibited optional form of benefit”), the Participant (or the beneficiary) may elect either: (1) to defer payment of the subject benefit in its entirety to a date that is later than the initial start date and that is otherwise permitted to be a start date for the subject benefit (but with such deferred benefit still subject as of the later start date to the limitations of this Section 21.2); (2) to bifurcate the subject benefit into unrestricted and restricted portions and have both such portions paid as of the initial start date in accordance with subparagraphs (i) and (ii) immediately below; or (3) to bifurcate the subject benefit into unrestricted and restricted portions and have the unrestricted portion paid as of the initial start date in accordance with subparagraphs (i) and (ii) immediately below and to defer payment of the restricted portion to a date that is later than the initial start date, that is otherwise permitted to be a start date for the subject benefit, and that is later elected by him (for purposes of this paragraph (b), the “later start date”) and have the restricted portion paid as of the later start date in accordance with subparagraphs (i) and (ii) immediately below.
(i)    If the Participant (or the beneficiary) elects to bifurcate the subject benefit, he may elect to receive the unrestricted portion of the subject benefit in any optional form of payment that would have otherwise been available under the Plan with respect to the subject benefit in its entirety if the limitations of this Subsection 21.2.3 did not apply, whether or not the optional form with respect to the unrestricted portion includes a prohibited payment. In the case of such a bifurcated benefit, if the Participant (or the beneficiary) elects payment of the unrestricted portion of the subject benefit in an optional form that includes a prohibited payment and he also elects to have the restricted portion of the subject benefit paid as of the initial start date, he may elect payment of the restricted portion of the subject benefit in any optional form of payment under the Plan that does not include a prohibited payment and that would have been permitted under the Plan with respect to the subject benefit in its entirety. Further, in the case of such a bifurcated benefit, if the Participant (or the beneficiary) elects payment of the unrestricted portion of the subject benefit in an optional form that includes a prohibited payment but he elects to defer the payment of the restricted portion of the subject benefit to the later start date, at the later start date he may elect payment of such restricted portion in any optional form of payment under the Plan that does not include a prohibited payment and that would have been permitted under the Plan with respect to the subject benefit in its entirety (or, if the limitations of this Section 21.2 do not apply at all under such section’s terms at such later start date, in any optional form of payment that would have otherwise been available under the Plan with respect to the subject benefit in its entirety if the limitations of this Section 21.2 did not apply, whether or not the optional form with respect to such restricted portion includes a prohibited payment).

(ii)    For purposes of this paragraph (b), the “unrestricted” portion of the subject benefit shall be 50% of the amount payable under the prohibited optional form of benefit; but reduced, to the extent necessary, so that the present value (determined as of the initial start date and in accordance with the actuarial assumptions reflected in Code section 417(e)(3), as applied under the Plan) of the “unrestricted” portion of the subject benefit with respect to the prohibited optional form of benefit does not exceed the PBGC maximum guarantee amount (determined as of the initial start date). Also for purposes of this paragraph (b), the “restricted” portion of the subject benefit shall be the portion of the subject benefit that is not “unrestricted” under the terms of the immediately preceding sentence.
(c)    If the Participant (or his beneficiary under the Plan) receives a prohibited payment (or a series of prohibited payments under a single optional form of benefit) in accordance with the foregoing provisions of this Subsection 21.2.3, the Participant (or the beneficiary) cannot thereafter receive any additional prohibited payment during any period of consecutive Plan Years to which the limitations under either Subsection 21.2.1 above, Subsection 21.2.2 above, or this Subsection 21.2.3 apply.
(d)    For purposes of the foregoing provisions of this Subsection 21.2.3 and subject to the provisions of Treasury Regulations section 1.436-1(d)(3)(iv)(B), benefits provided to a Participant and his beneficiary under the Plan (including, for this purpose, an alternate payee under a qualified domestic relations order) are aggregated.
(e)    For purposes of this Subsection 21.2.3, the “PBGC maximum guarantee amount” is, with respect to a Participant and as of any start date that applies to the payment of a vested Plan benefit applicable to or with respect to the Participant, the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code section 417(e)(3), as applied under the Plan) of the maximum benefit guarantee (based on the Participant’s age at such start date) under section 4022 of ERISA for the Plan Year in which such start date occurs.
2.    For clarity, paragraph (b) of Subsection 21.2.5 of the Plan is amended in its entirety to read as follows.
(b)    A “start date” means, with respect to any vested benefit payable under the Plan of a Participant (or his beneficiary under the Plan):
(i)    except as is provided in subparagraph (iii) or (iv) below and when such benefit is paid in the form of an Annuity, the first day of the first period for which an amount is paid under the Annuity form (as described in Code section 417(f)(2)(A)(i));
(ii)    except as is provided in subparagraph (iii) or (iv) below and when such benefit is not paid in the form of an Annuity, the date that would be the start date for an Annuity payable to the Participant (or, if applicable, his beneficiary), including a Qualified Joint and Survivor Annuity when such benefit is payable to the Participant, that would actually begin to be paid under the Plan’s distribution processes at the same time as such benefit is actually paid in its non-Annuity form;
(iii)    if a prohibited payment applies to such benefit by reason of Subsection 21.2.5(a)(ii) above, the date of the purchase of an irrevocable commitment from an insurer to pay any part of such benefit; or

(iv)    if a prohibited payment applies to such benefit by reason of Subsection 21.2.5(a)(iii) above, the date of the transfer to another plan of any assets and liabilities of the Plan associated with such benefit.
3.    For clarity, Subsection 21.5.2 of the Plan is amended in its entirety to read as follows.
21.5.2    If the actual adjusted funding target attainment percentage of the Plan for the preceding Plan Year was certified to be at least 60% but less than 70%, or was certified to be at least 80% but less than 90% (or is described in Treasury Regulations section 1.436-1(h)(2)(ii)), and if the Plan’s enrolled actuary has not issued a certification of the Plan’s adjusted funding target attainment percentage for the current subject Plan Year by the first day of the fourth month of the current subject Plan Year, then the adjusted funding target attainment percentage of the Plan for the current subject Plan Year shall, for the period in the current subject Plan Year that begins on the later of the first day of the fourth month of the current subject Plan Year or the date of the certification of the Plan’s adjusted funding target attainment percentage for the preceding Plan Year and ends on the date immediately preceding the earlier of the date on which the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the current subject Plan Year or the first day of the tenth month of the current subject Plan Year, be presumed to be equal to 10% less than the Plan’s certified adjusted funding target attainment percentage for the preceding Plan Year.
4.    For clarity, Section 21.6 of the Plan is amended in its entirety to read as follows.
21.6    Adjusted Funding Target Attainment Percentage. For purposes of this Article 21, “adjusted funding target attainment percentage” shall have the meaning ascribed to it by Code section 436(j)(2) and ERISA section 206(g)(9) and final regulations issued by the Secretary of the Treasury or his delegate under Code section 436. In general terms, but still subject to the more detailed provisions of such Code section, such ERISA section, and such regulations, the adjusted funding target attainment percentage for any subject Plan Year is the fraction (expressed as a percentage) that has:
21.6.1    a numerator equal to the Plan’s assets, as adjusted in certain cases for several items, including subtracting therefrom any funding standard carryover balance and prefunding balance of the Plan’s funding standard account and adding thereto the aggregate amount of purchases of annuities for Participants who are not Highly Compensated Employees which were made by the Plan in the preceding two Plan Years to the extent not included in Plan assets for purposes of Code section 430 (for purposes of this Subsection 21.7.1, the “prior annuity purchases”); and
21.6.2    a denominator equal to the Plan’s funding target (under Code section 430(d) or (i) and ERISA section 303(d) or (i), as applicable, but without regard to the at-risk rules under Code section 430(i) and ERISA section 303(i)) for the subject Plan Year, increased by the prior annuity purchases.
5.    To reflect the notice requirement of ERISA section 101(j), a new Subsection 21.8 reading as follows is added to the end of Article 21 of the Plan.
21.8    In accordance with the rules of ERISA section 101(j), the Company shall provide written notice to Participants and beneficiaries within 30 days after certain specified dates if the Plan becomes subject to a limitation described in Section 21.1 or 21.2.

IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.
CINCINNATI BELL INC.

By: /s/ Christopher J. Wilson
Title: V.P. General Counsel & Secretary
Date: December 20, 2013